 FILED PURSUANT TO RULE 424(B)(5)
 REGISTRATION STATEMENT NO. 333-283158
PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 12, 2024)
Up to $500,000,000
LTC PROPERTIES, INC.
Common Stock
We have entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, Huntington Securities, Inc., RBC Capital Markets, LLC, BTIG, LLC and M&T Securities, Inc. (and certain of their respective affiliates or agents), relating to the offer and sale of shares of our common stock, par value $0.01 per share (“common stock”), having an aggregate offering price of up to $500,000,000. We refer to these entities, when acting in their capacity as sales agents and/or principal, individually as an “Agent,” and collectively as the “Agents.” We refer to these entities and Nomura Securities International, Inc. (acting through BTIG, LLC as agent), when acting as agents for the Forward Purchasers (as defined below), as applicable, individually as a “Forward Seller,” and collectively as the “Forward Sellers.” Pursuant to a prior equity distribution agreement, we offered shares of common stock having an aggregate offering price of up to $400,000,000 by means of a prospectus supplement, dated as of November 13, 2024, as amended on August 5, 2025 (the “Prior Offering”). The Prior Offering has been terminated with shares of common stock having an aggregate offering price of approximately $88.6 million remaining unsold.
Sales of the shares of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions, which may include block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange (“NYSE”) or sales made to or through a market maker other than on an exchange. We will pay each Agent an aggregate fee that will not exceed, but may be lower than, 2.0% of the gross sales price of all shares sold through such Agent under the Equity Distribution Agreement.
The Equity Distribution Agreement provides that, in addition to the issuance and sale of shares of our common stock by us through the Agents, we may enter into forward sale agreements under separate master forward sale agreements and related supplemental confirmations between us and a Forward Seller or its affiliate. We refer to these entities, when acting in this capacity, individually as a “Forward Purchaser,” and collectively as the “Forward Purchasers.” In connection with each particular forward sale agreement, the relevant Forward Purchaser (or an affiliate thereof) will borrow from third parties and, through the relevant Forward Seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement.
We will not initially receive any proceeds from the sale of borrowed shares of our common stock by a Forward Seller. We expect to fully physically settle each particular forward sale agreement with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of that particular forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares of our common stock underlying the particular forward sale agreement multiplied by the relevant forward sale price. However, we may also elect to cash settle or net share settle a particular forward sale agreement, in which case we may not receive any proceeds from the issuance of shares of our common stock, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement).

In connection with each forward sale, we will pay the relevant Forward Seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of all borrowed shares of common stock sold by it as a Forward Seller.
The Agents are not required to sell any specific number or dollar amount of shares of our common stock but, subject to the terms and conditions of the Equity Distribution Agreement, each Agent, if acting as Agent, will use commercially reasonable efforts consistent with its normal trading and sales practices to sell our shares of common stock, as instructed by us. In connection with the sale of shares of our common stock, each of the Agents, Forward Sellers and/or Forward Purchasers may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Agents or the Forward Sellers in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser may be deemed to be underwriting discounts or commissions. The offering of common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Equity Distribution Agreement and (ii) the termination of the Equity Distribution Agreement by us, the Agents, the Forward Sellers or the Forward Purchasers as permitted therein.
To assist us in qualifying as a real estate investment trust for U.S. federal income tax purposes (“REIT”), our charter contains certain restrictions relating to the ownership and transfer of shares of our capital stock. See “Restrictions on Ownership and Transfer” in the accompanying prospectus.
Our common stock is traded on the NYSE under the symbol “LTC.” On August 5, 2026, the last reported sale price of our common stock on the NYSE was $38.72 per share.
Investing in our common stock involves risks. Before investing in our common stock, you should carefully read the discussion on page S-6 of this prospectus supplement under the heading “Risk Factors,” as well as the risk factors discussed under the heading “Item 1A — Risk Factors” of our most recent Annual Report on Form 10-K and in the other documents we file with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and which we incorporate into this prospectus supplement by reference.
Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Citizens Capital Markets
KeyBanc Capital Markets
Wells Fargo Securities
Huntington Capital Markets
RBC Capital Markets
BTIG
M&T Securities
Prospectus Supplement dated August 6, 2026

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and also adds to and updates information contained in, or incorporated by reference into, the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in the previously filed documents incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus relating to this offering that we provide to you. We have not, and the Agents, the Forward Sellers, and the Forward Purchasers have not, authorized anyone to provide you with additional or different information and, if given, you should not rely on it. We are not, and the Agents, the Forward Sellers, and the Forward Purchasers are not, making an offer to sell these securities or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
FORWARD-LOOKING STATEMENTS
This prospectus supplement contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “could,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or the negative of those words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, operational and legal risks and liabilities under our new seniors housing operating portfolio (“SHOP”) segment; our dependence on the ability of our third-party independent operators to successfully manage and operate our SHOP communities; our dependence on our operators for revenue and cash flow; government regulation of the health care industry; changes in federal, state, or local laws limiting REIT investments in the health care sector; federal and state health care cost containment measures including reductions in reimbursement from third-party payors such as Medicare and Medicaid; required regulatory approvals for operation of health care facilities; a failure to comply with applicable law or regulations for the operation of health care facilities; the adequacy of insurance coverage maintained by our operators; our reliance on a few major operators; our ability to find suitable replacement operators for our SHOP communities; our ability to renew leases or enter into favorable terms of renewals or new leases; the impact of inflation, operator financial or legal difficulties; the sufficiency of collateral securing mortgage loans; an impairment of our real estate investments; the relative illiquidity of our real estate investments; our ability to develop and complete construction projects; our ability to invest cash proceeds for health care properties; a failure to qualify as a REIT; our ability to grow if access to capital is limited; and a failure to maintain or increase our dividend. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under “Risk Factors” contained in this prospectus supplement, the accompanying prospectus, and in other information contained in our publicly available filings with the SEC, including our most recent Annual Report on Form 10-K and other reports we file with the SEC under the Exchange Act. Although we believe that these forward-looking statements are reasonable, there is no assurance that our expectations will be fulfilled. You are cautioned not to put undue reliance on these forward-looking statements. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. It does not contain all of the information that may be important to you. We encourage you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, especially the “Risk Factors” section beginning on page S-6 of this prospectus supplement, on page 3 of the accompanying prospectus, in our most recent Annual Report on Form 10-K filed with the SEC and in our other public filings before making an investment decision regarding our common stock.
Unless otherwise expressly stated or the context otherwise requires, when we refer to “we,” “our,” “us,” “registrant,” “the company,” or similar terms in this prospectus supplement, we mean LTC Properties, Inc. and its consolidated subsidiaries.
The Company
We are a self-administered health care REIT that invests in seniors housing and health care properties primarily through ownership, sale-leasebacks, financing receivables, mortgage financing, joint ventures, construction financing and structured finance solutions including preferred equity, bridge and mezzanine lending. Beginning in the second quarter of 2025, we began utilizing the structure authorized by the REIT Investment Diversification and Empowerment Act of 2007 (commonly referred to as “RIDEA”), under which certain of our seniors housing communities are operated on our behalf by independent third-party operators through a taxable REIT subsidiary and are reported as our SHOP communities. Our investments in owned properties, including the seniors housing communities in our SHOP segment, triple-net lease, mortgage loans, and notes receivable investments represent our primary source of income. We depend upon the performance of our operators with respect to the daily management and marketing of long-term health care services offered at our properties. We are a Maryland corporation organized on May 12, 1992 and have been operating since August 25, 1992.
Our real estate investments include the following types of properties:
Independent living communities, also known as retirement communities or senior apartments, offer a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on-site security and emergency response programs. Many independent living communities offer on-site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers.
Assisted living communities serve people who require assistance with activities of daily living, but do not require the degree of supervision that skilled nursing facilities provide. Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication. Many assisted living facilities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs.
Memory care communities offer specialized options for people with Alzheimer’s disease and other forms of dementia. These purpose-built, free-standing facilities offer an alternative for private-pay residents affected by memory loss in comparison to other accommodations that typically have been provided within a secured unit of an assisted living or skilled nursing facility. Memory care facilities offer dedicated care, with staff usually available 24 hours a day, and specialized programming for various conditions relating to memory loss in an environment that is typically smaller in scale and more residential in nature than traditional assisted living and skilled nursing facilities.
Skilled nursing centers provide restorative, rehabilitative and nursing care for people not requiring the extensive treatment available at acute care hospitals. Many skilled nursing facilities provide ancillary services that include occupational, speech, physical, respiratory and medical therapies, as well as sub-acute care services which are paid either by the patient, the patient’s family, private health insurance, or through the federal Medicare or state Medicaid programs.
Other property types comprise of other types of properties, such as land parcels, projects under development and behavioral health care hospitals.

Effective in the second quarter of 2025, in connection with the establishment of our SHOP segment, we conduct and manage our business as two operating segments for internal reporting and internal decision-making purposes: (i) our Real Estate Investments Segment, which consists of our triple-net leased properties, financing receivables, mortgage loans, and notes receivable, and (ii) our SHOP segment. As of June 30, 2026, seniors housing and health care properties comprised approximately 32% of our gross investment portfolio. Substantially all of our revenues and sources of cash flows from operations are derived from rental income from triple-net operating leases, resident fees and services, interest earned on financing receivables, and interest earned on outstanding mortgage loans receivable and notes receivable. Income from our investments represent our primary source of liquidity to fund distributions and are dependent upon the performance of the operators on their lease and loan obligations and the rates earned thereon.
Our principal executive offices are located at 3011 Townsgate Road, Suite 220, Westlake Village, California 91361, and our telephone number is (805) 981-8655. Our website is www.LTCreit.com. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus or incorporated into any other filing that we submit to the SEC.

The Offering
Common stock offered by us or the Forward Sellers
Shares having an aggregate offering price of up to $500,000,000.
The shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us through or to the Agents, acting as our sales agents and/or as principals, as applicable, and borrowed shares of our common stock that may be offered and sold by the Forward Purchasers through the relevant Forward Sellers. For additional information, see “Plan of Distribution — Sales Through Forward Sellers” on page S-13 in this prospectus supplement.
Use of proceeds
We intend to use the net proceeds to pay down amounts outstanding under our unsecured revolving line of credit, to fund acquisitions and originations, for working capital and other general corporate purposes, or a combination of the foregoing.
Accounting treatment of forward sales
In the event that we enter into any forward sale agreements, we expect that before the issuance of shares of our common stock, if any, upon physical or net share settlement of any forward sale agreement, the shares issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period).
Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the applicable adjusted forward sale price under that particular forward sale agreement, subject to increase or decrease based on a specified daily rate, less a spread, and subject to decrease by amounts related to expected dividends on our common stock during the term of that particular forward sale agreement. However, if we physically or net share settle a particular forward sale agreement, the delivery by us of shares of our common stock would result in an increase in the number of shares outstanding and dilution to our earnings per share, return on equity and dividends per share.

Restrictions on ownership and transfer
We are organized and conduct our operations in a manner that will allow us to qualify as a REIT. To assist us in qualifying as a REIT for U.S. federal income tax purposes, our charter contains certain restrictions relating to the ownership and transfer of shares of our capital stock. See “Restrictions on Ownership and Transfer” in the accompanying prospectus.
Risk factors
Investing in our common stock involves risks. Before investing in our common stock, you should carefully read and consider the information in the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the SEC, as updated by our subsequent filings with the SEC under the Exchange Act, and in the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement.
NYSE symbol
“LTC”

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks described below and those discussed under the caption entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference in this prospectus supplement, together with other information in the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, prospects, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain certain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements. See “Forward-Looking Statements.”
Risks Related to this Offering
You may experience dilution as a result of this offering.
This offering may have a dilutive effect on our earnings per share after giving effect to the issuance of shares of our common stock in this offering and the receipt of expected net proceeds. The exact amount of dilution from this offering or from any future offering of shares of common stock will be based on numerous factors, particularly the number of shares of common stock issued, the use of proceeds and the return generated by any investments made with the net proceeds and cannot be determined at this time.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses, and these financial losses could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
It is not possible to predict the aggregate number of shares that will be sold under the Equity Distribution Agreement.
Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver placement notices to the Agents, the Forward Sellers and the Forward Purchasers, as applicable, at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold through an Agent or Forward Seller after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with an Agent or Forward Seller in any applicable placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the Equity Distribution Agreement will fluctuate over time, it is not currently possible to predict the aggregate number of shares that will be sold under the Equity Distribution Agreement.
The common stock offered hereby may be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The market price and trading volume of our common stock may be volatile.
The market price of our common stock could be substantially affected by general market conditions, the extent of the secondary market for shares of our common stock, the extent of institutional investor interest in us, the general reputation of REITs and the attractiveness of their equity securities in comparison to equity securities of other entities (including securities issued by other real estate-based companies), our financial performance and prospects and general stock and bond market conditions.
Our common stock is listed on the NYSE. The per share trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the per share trading price of our common stock declines significantly, you may be unable to resell your shares at or above the price at which you purchase your shares. We cannot assure you that the per share trading price of our common stock will not fluctuate or decline significantly in the future.
Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:
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actual or anticipated variations in our quarterly operating results or dividends;

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changes in our funds from operations or earnings estimates;

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publication of research reports about us or the real estate industry;

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increases in market interest rates that lead purchasers of our shares to demand a higher yield;

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changes in market valuations of similar companies;

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adverse market reaction to any additional debt we incur in the future;

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additions or departures of key management personnel;

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actions by institutional stockholders;

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speculation in the press or investment community;

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the realization of any of the other risk factors presented in this prospectus supplement or the accompanying prospectus;

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the extent of investor interest in our securities;

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the general reputation of REITs and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;

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our underlying asset value;

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investor confidence in the stock and bond markets, generally;

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changes in tax laws;

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future equity issuances;

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failure to meet earnings estimates;

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failure to maintain our qualification as a REIT;

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changes in our credit ratings; and

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general market and economic conditions.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on our financial condition, results of operations, cash flows and our ability to pay distributions on, and the per share trading price of, our common stock.
Affiliates of certain Agents, Forward Sellers and Forward Purchasers may receive benefits in connection with this offering or the settlement of any forward sale agreement.
Affiliates of certain Agents, Forward Sellers and Forward Purchasers are lenders under our $900 million unsecured revolving line of credit and term loans totaling $200 million and, in connection with their participation in such revolving line of credit and term loans, receive customary fees. In addition, to the extent that we use any of the net proceeds from this offering or the net proceeds, if any, received upon the settlement of any forward sale agreement to reduce borrowings outstanding under our revolving line of credit or term loans, such affiliates will receive their proportionate share of such repayment. See “Plan of Distribution — Other Relationships” in this prospectus supplement.
In addition, if we enter into a forward sale agreement with any Forward Purchaser, then the relevant Forward Seller will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell shares of our common stock borrowed from third parties to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of common stock will be paid to the applicable Forward Seller (or an affiliate thereof). As a result, an Agent or one of its affiliates will receive the net proceeds from any sale of borrowed shares of common stock made in connection with any forward sale agreement. See “Plan of Distribution — Sales Through Forward Sellers.”
Risks Related to Forward Sale Agreements
Settlement provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share, return on equity and dividends per share or result in substantial cash payment obligations.
If we enter into one or more forward sale agreements, the relevant Forward Purchaser will have the right to accelerate that particular forward sale agreement and require us to settle on a date specified by the relevant Forward Purchaser if:
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the relevant Forward Purchaser is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to that particular forward sale agreement;

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the relevant Forward Purchaser determines that it is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of common stock underlying that particular forward sale agreement or that, with respect to borrowing such number of shares of our common stock, it would incur a cost that is greater than the stock borrow cost specified in that particular forward sale agreement, subject to a prior notice requirement;

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declaring a dividend or distribution on our common stock with a cash value in excess of a specified amount per month, or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend;

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an extraordinary event (as such term is defined in that particular forward sale agreement and which includes certain mergers or tender offers or the delisting of our common stock) occurs or there is a public announcement of an event or transaction that, if consummated, would constitute such an extraordinary event; or

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certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into that particular forward sale agreement, our bankruptcy or a change in law (as such terms are defined in that particular forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate a settlement of a particular forward sale agreement upon the occurrence of the events described above will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of common stock under the physical settlement provisions of that particular forward sale agreement or, if we so elect and the Forward Purchaser so permits our election, net share settlement provisions of that particular forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share.
We expect that settlement of any forward sale agreement will generally occur no later than the date specified in the particular forward sale agreement, which will be no sooner than three months and no later than two years following the trade date of that forward sale agreement. However, any forward sale agreement may be settled earlier than the latest potential settlement date specified in that particular forward sale agreement in whole or in part at our option. We expect that each forward sale agreement will be physically settled by delivery of shares of our common stock unless we elect to cash settle or net share settle a particular forward sale agreement. Upon physical settlement or, if we so elect, net share settlement of a particular forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or, to the extent we are obligated to deliver shares of our common stock, net share settlement, will result in dilution to our earnings per share, return on equity and dividends per share. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of common stock underlying a particular forward sale agreement, we expect that the relevant Forward Purchaser (or an affiliate thereof) will purchase a number of shares of common stock necessary to satisfy its or its affiliate’s obligation to return the shares of common stock borrowed from third parties in connection with sales of shares of our common stock in relation to that forward sale agreement, adjusted in the case of net share settlement, by any shares deliverable by or to us under the forward sale agreement. In addition, the purchase of shares of our common stock in connection with the relevant Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the relevant Forward Purchaser (or decreasing the amount of cash that the relevant Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of common stock we would deliver to the relevant Forward Purchaser (or decreasing the number of shares of common stock that the relevant Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.
The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the particular forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the applicable forward sale price. If the market value of our common stock, determined in accordance with the terms of the relevant forward sale agreement, during the relevant valuation period under the particular forward sale agreement is above the applicable forward sale price, in the case of cash settlement, we would pay the relevant Forward Purchaser under that particular forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the relevant Forward Purchaser a number of shares of our common stock having a value, determined in accordance with the terms of the relevant forward sale agreement, equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of a particular forward sale agreement. See “Plan of Distribution” for information on the forward sale agreements.
In case of our bankruptcy or insolvency, any forward sale agreement will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.
If we institute, or a regulatory authority with jurisdiction over us institutes, or we consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our common stock not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.
The U.S. federal income tax treatment of the cash that we might receive from cash settlement of a forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.
In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the relevant Forward Purchaser. Under Section 1032 of the Internal Revenue Code (the “Code”), generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, or the Internal Revenue Service otherwise re-characterizes the tax treatment of the forward sale agreement in a manner that results in the recognition of income by us, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of (i) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% test or (ii) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% test, as discussed in the accompanying prospectus under “Material Federal Income Tax Considerations — Taxation of the Company,” multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

USE OF PROCEEDS
We intend to use the net proceeds we receive from the sale of our common stock through the Agents pursuant to the Equity Distribution Agreement, as well as any proceeds we receive upon the settlement of any forward sale agreement, to pay down amounts outstanding under our unsecured revolving line of credit, to fund acquisitions and originations, for working capital and other general corporate purposes, or a combination of the foregoing.
As of July 31, 2026, we had approximately $356 million outstanding under our unsecured revolving line of credit, which matures on July 21, 2029 and bears interest at 105 basis points over SOFR. The proceeds from the borrowings under the unsecured revolving line of credit were used to fund acquisitions and for working capital and other general corporate purposes.
We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending the permanent use of the net proceeds of this offering, we may invest the net proceeds in interest-bearing, short-term investment-grade securities, money-market accounts or other investments that are consistent with our intention to continue to qualify to be taxed as a REIT.
We will not initially receive any proceeds from the sale of common stock by any Forward Seller in connection with a forward sale agreement. We expect to physically settle each forward sale agreement (by the delivery of common stock) and receive proceeds from the sale of shares of our common stock upon one or more forward settlement dates. We may also elect to cash settle or net share settle all or a portion of our obligations under any forward sale agreement (if we conclude that it is in our best interest to do so). If we elect to cash settle any forward sale agreement, we may not receive any proceeds, and we may owe cash to the relevant Forward Purchaser in certain circumstances. If we elect to net share settle any forward sale agreement, we will not receive any proceeds, and we may owe common stock to the relevant Forward Purchaser in certain circumstances. The forward sale price that we expect to receive upon physical settlement of any forward sale agreement will be equal to the gross sales prices of all borrowed common stock sold by the relevant Forward Seller in connection with such forward sale agreement during the applicable forward hedge selling period less a forward hedge selling commission not to exceed but may be lower than 2.0%, will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on our common stock during the term of such forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.
Affiliates of certain Agents, Forward Sellers and Forward Purchasers are lenders under our $900 million unsecured revolving line of credit and term loans totaling $200 million. To the extent that we use any of the net proceeds from this offering or the net proceeds, if any, received upon the settlement of any forward sale agreement to repay borrowings outstanding under our revolving line of credit or term loans, such affiliates will receive their proportionate share of such repayment. See “Plan of Distribution — Other Relationships.”

PLAN OF DISTRIBUTION
We have entered into the Equity Distribution Agreement, dated as of August 6, 2026, with Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, Huntington Securities, Inc., RBC Capital Markets, LLC, BTIG, LLC, M&T Securities, Inc. and Nomura Securities International, Inc. (acting through BTIG, LLC as agent) (and certain of their respective affiliates or agents), acting in their capacity as Agents, Forward Sellers and/or Forward Purchasers, in each case, as applicable, relating to the offer and sale of shares of our common stock having an aggregate offering price of up to $500,000,000.
Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions, which may include block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.
The Equity Distribution Agreement provides that, in addition to the issuance and sale of shares of our common stock by us through the Agents, we may enter into forward sale agreements under separate master forward sale agreements and related supplemental confirmations between us and a Forward Purchaser. In connection with each particular forward sale agreement, the relevant Forward Purchaser (or an affiliate thereof) will borrow from third parties and, through the relevant Forward Seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement.
We will report at least quarterly the number of shares of common stock sold through the Agents and/or Forward Sellers, as agents, under the Equity Distribution Agreement, the number of shares of common stock issued upon settlement of any forward sales agreements (if any), and the net proceeds to us and the compensation paid by us to the Agents and/or Forward Sellers, as agents, in connection with the sales of shares of common stock.
In connection with the sale of shares of our common stock, each of the Agents, Forward Sellers and/or Forward Purchasers may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Agents or the Forward Sellers in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser may be deemed to be underwriting discounts or commissions. We have agreed to indemnify each of the Agents, Forward Sellers and Forward Purchasers against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the Agents, Forward Sellers or Forward Purchasers may be required to make because of those liabilities.
The relevant Agent or Forward Seller, as applicable, will provide written confirmation to us, and in the case of the Forward Seller, to the Forward Purchaser, no later than the opening of the trading day on the NYSE on the day following the trading day in which our shares of common stock were sold under the Equity Distribution Agreement. For shares of our common stock sold by an Agent, each confirmation will include the number of shares of our common stock sold on such day, the net proceeds to us and the compensation payable by us to the Agent in connection with the sales. For shares of our common stock sold by a Forward Seller, each confirmation will include the number of shares of our common stock sold on such day, the compensation payable by us to the Forward Seller in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, and the initial forward sale price payable by such Forward Purchaser.
The offering of our shares of common stock under the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of shares of our common stock having an aggregate offering price of $500,000,000 and (ii) the termination of the Equity Distribution Agreement by us, the Agents, the Forward Sellers or the Forward Purchasers as permitted therein.
We estimate that the total expenses for the offering, excluding compensation payable to the Agents and/or the Forward Sellers, as applicable, under the terms of the Equity Distribution Agreement, will be approximately $500,000.

Sales Through Agents
Upon its acceptance of a placement notice from us, each Agent, if acting as agent, will use commercially reasonable efforts consistent with its normal sales and trading practices to sell our shares of common stock under the terms and subject to the conditions set forth in the Equity Distribution Agreement and such placement notice. The placement notice that we deliver will set forth the maximum number of shares of our common stock to be issued, the maximum aggregate sales price of shares of our common stock to be sold, the time period during which sales are requested to be made, any limitation on the number of shares of our common stock that may be sold in any one day and any minimum price below which sales may not be made or a formula pursuant to which such minimum price shall be determined. Our shares of common stock sold pursuant to the Equity Distribution Agreement will be sold through only one of the Agents on any given day. We or any of the Agents may suspend the sale of shares of our common stock upon proper notice and subject to other conditions.
We will pay each Agent commissions for its services in acting as agent and/or principal in the sale of shares of common stock. Each Agent will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross sales price of all shares of common stock sold through it as Agent from time to time under the Equity Distribution Agreement.
We also may sell some or all of the shares of common stock to an Agent as principal for its own account at a price agreed upon at the time of sale.
We generally expect to settle on the standard settlement cycle then in-effect, unless some other date is agreed upon by us and the applicable Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Sales Through Forward Sellers
From time to time during the term of the Equity Distribution Agreement, and subject to the terms and conditions set forth therein and in the related forward sale agreements, we may deliver a placement notice relating to a forward to any of the Forward Sellers and the relevant Forward Purchaser. Upon acceptance of a placement notice from us requesting that the Forward Seller execute sales of shares of borrowed common stock in connection with a forward sale agreement, and subject to the terms and conditions of the Equity Distribution Agreement and the forward sale agreement, the relevant Forward Purchaser will use commercially reasonable efforts to borrow, and the relevant Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the relevant shares of our common stock on such terms to hedge the relevant Forward Purchaser’s exposure under that particular forward sale agreement. We or the relevant Forward Seller may immediately suspend the offering of our common stock at any time upon proper notice to the other.
We expect that settlement between the relevant Forward Purchaser and Forward Seller of sales of borrowed shares of our common stock, as well as the settlement between the relevant Forward Seller and buyers of such shares of our common stock in the market, will generally occur on the standard settlement cycle then in-effect. The obligation of the relevant Forward Seller under the Equity Distribution Agreement to execute such sales of our common stock is subject to a number of conditions, which each Forward Seller reserves the right to waive in its sole discretion.
In connection with each forward sale agreement, we will pay the relevant Forward Seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of all borrowed shares of common stock sold by it as a Forward Seller. We refer to this commission rate as the forward selling commission. The borrowed shares will be sold during a period of one to 20 consecutive trading days determined by us in our sole discretion and as specified in the relevant placement notice (with such period subject to early termination in certain circumstances).

The forward sale price per share under each forward sale agreement will initially equal the product of (i) an amount equal to one minus the applicable forward selling commission and (ii) the volume-weighted average price per share at which the shares of borrowed common stock were sold pursuant to the Equity Distribution Agreement by the relevant Forward Seller, subject to adjustment as described below.
The forward sale agreements, the minimum terms of which may not be less than three months and the maximum terms of which may not exceed two years, will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to increase or decrease based on a specified daily rate, less a spread, and subject to decrease by amounts related to expected dividends on our common stock during the term of the particular forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.
Before settlement of a particular forward sale agreement, we expect that the shares of our common stock issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common stock is above the applicable forward sale price.
Except under limited circumstances described below, we have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular forward sale agreement if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of our common stock underlying a particular forward sale agreement.
If we elect to physically settle any forward sale agreement by issuing and delivering shares of our common stock, we will receive an amount of cash from the relevant Forward Purchaser equal to the product of the forward sale price per share under that particular forward sale agreement and the number of shares of our common stock underlying the particular forward sale agreement. In the event that we elect to cash settle, the settlement amount will be generally related to (i) (a) the average of the volume-weighted average price of our common stock on each exchange business day during the relevant valuation period under the particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (ii) the number of shares of our common stock underlying the particular forward sale agreement subject to cash settlement. In the event we elect to net share settle, the settlement amount will be generally related to (i) (a) the weighted average price at which the relevant Forward Purchaser or its affiliate purchases shares of our common stock during the relevant valuation period for such settlement under that particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (ii) the number of shares of our common stock underlying that particular forward sale agreement subject to such net share settlement. If this settlement amount is a negative number, the relevant Forward Purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of shares of our common stock having a value, determined pursuant to the terms of the relevant forward sale agreement, equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant Forward Purchaser that amount (in the case of cash settlement) or deliver to the relevant Forward Purchaser a number of shares of our common stock having a value, determined pursuant to the terms of the relevant forward sale agreement, equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, we would expect the relevant Forward

Purchaser or its affiliate to purchase shares of our common stock in secondary market transactions for delivery to third-party stock lenders in order to close out the Forward Purchaser’s hedge position in respect of that particular forward sale agreement and, if applicable, for delivery to us under a net share settlement. The purchase of shares of our common stock in connection with the relevant Forward Purchaser or its affiliate unwinding the Forward Purchaser’s hedge positions could cause the price of our common stock to increase over time (or prevent a decrease over time), thereby increasing the amount of cash we owe to the relevant Forward Purchaser (or decreasing the amount of cash that the relevant Forward Purchaser owes us) upon cash settlement or increasing the number of shares of our common stock that we are obligated to deliver to the relevant Forward Purchaser (or decreasing the number of shares of our common stock that the relevant Forward Purchaser is obligated to deliver to us) upon net share settlement of the particular forward sale agreement. See “Risk Factors — Risks Related to Forward Sale Agreements.”
A Forward Purchaser will have the right to accelerate the particular forward sale agreement and require us to physically settle on a date specified by the relevant Forward Purchaser if: (i) the relevant Forward Purchaser is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the particular forward sale agreement; (ii) the relevant Forward Purchaser determines that it is unable after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement or that, with respect to borrowing such number of shares of our common stock, it would incur a cost that is greater than the stock borrow cost specified in the particular forward sale agreement, subject to a prior notice requirement; (iii) declaring a dividend or distribution on our common stock with a cash value in excess of a specified amount per month, or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend; (iv) an extraordinary event (as such term is defined in the particular forward sale agreement and which includes certain mergers or tender offers or the delisting of our common stock) occurs or there is a public announcement of an event or transaction that, if consummated, would constitute such an extraordinary event; or (v) certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the particular forward sale agreement, our bankruptcy or a change in law (as such terms are defined in the particular forward sale agreement). The relevant Forward Purchaser’s decision to exercise its right to accelerate the settlement of the particular forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the particular forward sale agreement or, if we so elect and the relevant Forward Purchaser permits our election, net share settlement provisions of the particular forward sale agreement irrespective of our capital needs which would result in dilution to our earnings per share, return on equity and dividends per share. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the particular forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the particular forward sale agreement. See “Risk Factors — Risks Related to Forward Sale Agreements.”
A Forward Purchaser (or its affiliate or agent) will receive the net proceeds from any sale of borrowed shares of our common stock in connection with the Equity Distribution Agreement and any forward sale agreement. As a result, Citizens JMP Securities, LLC, Huntington Securities, Inc., KeyBanc Capital Markets Inc., Nomura Securities International, Inc., RBC Capital Markets, LLC, and Wells Fargo Securities, LLC (or their affiliates or agents) or any other Agent who may enter forward sale agreements with us may receive the net proceeds from the sale of such shares, not including commissions.
Other Relationships
Affiliates of certain Agents, Forward Sellers and Forward Purchasers are lenders under our $900 million unsecured revolving line of credit and term loans totaling $200 million and, in connection with their participation in such revolving line of credit and term loans, receive customary fees. In addition, to the extent that we use any of the net proceeds from this offering or the net proceeds, if any, received upon the settlement of any forward sale agreement to repay borrowings outstanding under our revolving line of credit or term loans, such affiliates will receive their proportionate share of such repayment.

Each of the Agents, the Forward Sellers and the Forward Purchasers have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the Agents, the Forward Sellers, the Forward Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Agents, the Forward Sellers, the Forward Purchasers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS
Certain legal matters relating to the common stock and tax matters, including our qualification as a REIT, will be passed upon for us by Reed Smith LLP, New York, New York. Reed Smith LLP will rely on the opinion of Ballard Spahr LLP as to certain matters of Maryland law. Paul Hastings LLP will act as counsel for the Agents, the Forward Sellers and the Forward Purchasers.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. We maintain a website at www.LTCreit.com. The information on our website is not, and you must not consider the information to be, a part of this prospectus supplement. Our securities are listed on the NYSE and all such material filed by us with the NYSE also can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10055.
We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, under the Securities Act with respect to the securities. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning us and the securities, reference is made to the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other documents may not contain all the information important to you, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made and were qualified by certain schedules of exceptions that were not filed. Accordingly, such representation, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus supplement, except for any information superseded by information in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2026;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 6, 2026 and August 5, 2026, respectively;

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our Current Reports on Form 8-K filed with the SEC on May 27, 2026 and June 30, 2026; and

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the description of our common stock in our registration statement on Form 8-A, including any amendments and reports filed for purposes updating such descriptions.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but before the end of any offering of securities made under this prospectus supplement will also be considered to be incorporated by reference; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to: Attn: Chief Financial Officer, 3011 Townsgate Road, Suite 220, Westlake Village, California 91361, telephone number: 805-981-8655.

PROSPECTUS
Common Stock
Preferred Stock
Warrants
Debt Securities
Depositary Shares
Units
We may from time to time in one or more offerings, offer and sell one or any combination of the securities we describe in this prospectus, either individually or as units comprised of one or more of the other securities. When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities including the offering price of the securities. We may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering.
In addition, any selling security holders to be named in a prospectus supplement may offer and sell common stock from time to time in such amounts and with such discounts and commissions as are set forth in a prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of common stock by any selling security holders.
You should read this prospectus, the accompanying prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed incorporated by reference in this prospectus, carefully before you make your investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
To assist us in qualifying as a real estate investment trust for U.S. federal income tax purposes (“REIT”), our charter contains certain restrictions relating to the ownership and transfer of shares of our capital stock. See “Restrictions on Ownership and Transfer” in this prospectus.
Our common stock is listed on the New York Stock Exchange under the symbol “LTC.” The last reported closing price of our common stock on November 11, 2024 on the New York Stock Exchange was $39.44. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 3 of this prospectus and set forth in the documents incorporated or deemed incorporated by reference herein before making any decision to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 12, 2024.

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ABOUT THIS PROSPECTUS
When used in this prospectus, the terms “company,” “we,” “us” and “our” refer to LTC Properties, Inc. and its subsidiaries as a combined entity, except where it is made clear that such terms mean only LTC Properties, Inc.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. Each time we or any selling security holders sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement, or any related free writing prospectus we may authorize to be delivered to you, any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and a later dated prospectus supplement or related free writing prospectus, you should rely on the information in the most recent prospectus supplement or related free writing prospectus.
Neither we nor any selling security holders have authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, and any related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, an accompanying prospectus supplement, and any related free writing prospectus. This prospectus, any accompanying prospectus, and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying prospectus supplement, and any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement, and any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any accompanying prospectus supplement, or any related free writing prospectus is delivered or securities are sold on a later date.
As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site described below under the heading “Where You Can Find Additional Information.”

OUR COMPANY
We are a self-administered health care REIT that invests in seniors housing and health care properties through sale-leaseback, financing receivables, mortgage financing, joint ventures, construction financing and structured finance solutions including preferred equity and mezzanine lending. Our investments in owned properties, mortgage loans, mezzanine loans and preferred equity investments represent our primary source of income. We depend upon the performance of our operators with respect to the daily management and marketing of long-term health care services offered at our properties. We are a Maryland corporation organized in May 1992 and have been operating since August 1992.
Our real estate investments include the following types of properties:
Independent living communities, also known as retirement communities or senior apartments, offer a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on-site security and emergency response programs. Many independent living communities offer on-site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers.
Assisted living communities serve people who require assistance with activities of daily living, but do not require the degree of supervision that skilled nursing facilities provide. Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication. Many assisted living facilities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs.
Memory care communities offer specialized options for people with Alzheimer’s disease and other forms of dementia. These purpose built, free-standing facilities offer an alternative for private-pay residents affected by memory loss in comparison to other accommodations that typically have been provided within a secured unit of an assisted living or skilled nursing facility. Memory care facilities offer dedicated care, with staff usually available 24 hours a day, and specialized programming for various conditions relating to memory loss in an environment that is typically smaller in scale and more residential in nature than traditional assisted living and skilled nursing facilities.
Skilled nursing centers provide restorative, rehabilitative and nursing care for people not requiring the extensive treatment available at acute care hospitals. Many skilled nursing facilities provide ancillary services that include occupational, speech, physical, respiratory and medical therapies, as well as sub-acute care services which are paid either by the patient, the patient’s family, private health insurance, or through the federal Medicare or state Medicaid programs.
Other property types that we invest in are land parcels, projects under development and behavioral health care hospitals.
We conduct and manage our business as one operating segment for internal reporting and internal decision-making purposes. As of September 30, 2024, seniors housing and health care properties comprised approximately 99.4% of our gross investment portfolio. Substantially all of our revenues and sources of cash flows from operations are derived from operating lease rentals, interest earned on financing receivable, interest earned on outstanding loans receivable and income from investments in unconsolidated joint ventures. Income from our investments represent our primary source of liquidity to fund distributions and are dependent upon the performance of the operators on their lease and loan obligations and the rates earned thereon.
Our principal executive offices are located at 3011 Townsgate Road, Suite 220, Westlake Village, California 91361, and our telephone number is (805) 981-8655. Our website is www. LTCreit.com. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus or incorporated into any other filing that we submit to the SEC.

RISK FACTORS
Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the risk factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 10-K, as well as any amendments or additions thereto reflected in subsequent filings with the SEC. Each of these risk factors could materially and adversely affect our business, financial condition, results of operations, liquidity, ability to pay dividends or stock price.
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
This prospectus, any prospectus supplement, any related free writing prospectus, and the information incorporated by reference in this prospectus and any prospectus supplement contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “could,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or the negative of those words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, our dependence on our operators for revenue and cash flow; the duration and extent of the effects of the COVID-19 pandemic; government regulation of the health care industry; federal and state health care cost containment measures including reductions in reimbursement from third-party payors such as Medicare and Medicaid; required regulatory approvals for operation of health care facilities; a failure to comply with federal, state, or local regulations for the operation of health care facilities; the adequacy of insurance coverage maintained by our operators; our reliance on a few major operators; our ability to renew leases or enter into favorable terms of renewals or new leases; the impact of inflation, operator financial or legal difficulties; the sufficiency of collateral securing mortgage loans; an impairment of our real estate investments; the relative illiquidity of our real estate investments; our ability to develop and complete construction projects; our ability to invest cash proceeds for health care properties; a failure to qualify as a REIT; our ability to grow if access to capital is limited; and a failure to maintain or increase our dividend. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under “Risk Factors” contained in this prospectus, any prospectus supplement, and in other information contained in our publicly available filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and other reports we file with the SEC under the Exchange Act. Although we believe that these forward looking statements are reasonable, there is no assurance that our expectations will be fulfilled. You are cautioned not to put undue reliance on these forward-looking statements. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise.
USE OF PROCEEDS
Unless otherwise described in the applicable prospectus supplement or any related free writing prospectus, we intend to use the net proceeds from the sale of our securities for general business purposes, which may include, among other things, the repayment of indebtedness, the development and acquisition of additional properties and other acquisition transactions, the expansion and improvement of certain properties in our portfolio, and mortgage loan originations. We will not receive any proceeds from any sale of common stock by any selling security holders.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES
We may from time to time in one or more offerings, offer and sell one or any combination of the securities we describe in this prospectus, either individually or as units comprised of one or more of the other securities.
The terms of any specific offering of securities, including the terms of any units offered, will be set forth in a prospectus supplement or a free writing prospectus relating to such offering.
Pursuant to our Articles of Restatement, as amended and supplemented to date, and referred to in this prospectus as our charter, we are authorized to issue 60,000,000 shares of common stock and 15,000,000 shares of preferred stock, each share having a par value of $0.01.
As of November 11, 2024, there were 45,260,754 shares of our common stock outstanding and no shares of our preferred stock outstanding.
Securities may be issued in certificated or uncertificated form, as disclosed in the applicable prospectus supplement.
DESCRIPTION OF OUR COMMON STOCK
General
The following description of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement and free writing prospectus may relate, including a prospectus supplement or free writing prospectus providing that common stock will be issuable upon conversion of our debt securities or our preferred stock or upon the exercise of common stock warrants issued by us. The statements below describing our common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.
Holders of our common stock will be entitled to receive dividends when, as and if authorized by our Board of Directors and declared by us, out of assets legally available therefore. Payment and declaration of dividends on the common stock and purchases of shares thereof by us may be subject to certain restrictions if we fail to pay dividends on any class or series of our preferred stock then outstanding. Upon our liquidation, dissolution or winding up, holders of common stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of our debts and other liabilities and the preferential amounts owing with respect to any of our outstanding preferred stock.
Our common stock will possess voting rights for the election of directors and in respect of other corporate matters, with each share entitling the holder thereof to one vote. Holders of common stock will not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all of the shares of our common stock voting for the election of directors will be able to elect all of the directors if they choose to do so and, accordingly, the holders of the remaining shares will be unable to elect any directors. Holders of shares of common stock will not have preemptive rights, which mean they have no right to acquire any additional shares of common stock that may be issued by us at a subsequent date. Our common stock will, when issued, be fully paid and nonassessable and will not be subject to preemptive or similar rights.
Under Maryland law and our charter, a distribution (whether by dividend, redemption or other acquisition of shares) to holders of shares of our common stock may be made only if, after giving effect to the distribution, we are able to pay our indebtedness as it becomes due in the usual course of business and our total assets are greater than our total liabilities plus the amount necessary to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to the holders of our common stock and we can pay our debts as they become due. We have complied with these requirements in all of our prior distributions to holders of our common stock.
The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which are outstanding or which we may designate and issue in the future. See “Description of Our Preferred Stock” below.

DESCRIPTION OF OUR PREFERRED STOCK
Under our charter, our Board of Directors may from time to time establish and issue one or more classes or series of preferred stock and fix the designations, powers, preferences and rights of the shares of such classes or series and the qualifications, limitations or restrictions thereon, including, but not limited to, the fixing of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions) and the liquidation preferences.
The following description of our preferred stock sets forth certain general terms and provisions of our preferred stock to which any prospectus supplement and any free writing prospectus may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary) and bylaws.
General
Subject to limitations prescribed by Maryland law and our charter, our Board of Directors is authorized to fix the number of shares constituting each class or series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including those provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and those other subjects or matters as may be fixed by resolution of our Board of Directors or duly authorized committee thereof. Our preferred stock will, when issued, be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights. You should refer to the prospectus supplement and any free writing prospectus relating to the class or series of preferred stock offered thereby for specific terms, including:
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the class or series, title and stated value of that preferred stock;

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the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

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the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

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whether dividends on that preferred stock shall be cumulative or not and, if cumulative, the date from which dividends on that preferred stock shall accumulate;

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the procedures for any auction and remarketing, if any, for that preferred stock;

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provisions for a sinking fund, if any, for that preferred stock;

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provisions for redemption, if applicable, of that preferred stock;

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any listing of that preferred stock on any securities exchange;

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the terms and conditions, if applicable, upon which that preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

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any voting rights;

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the relative ranking and preference of the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up if other than as described in this prospectus;

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any limitations on issuance of any other series of preferred stock ranking senior to or on a parity with the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up;

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a discussion of certain federal income tax considerations applicable to that preferred stock;

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any limitations on actual, beneficial or constructive ownership and restrictions on transfer of that preferred stock and, if convertible, the related common stock, in each case as may be appropriate to preserve our status as a REIT; and

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any other material terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank
Except as otherwise specified in the applicable prospectus supplement or any related free writing prospectus, the preferred stock will, with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up, rank:
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senior to all classes or series of our common stock and excess stock and to all of our equity securities the terms of which provide that those equity securities are junior to the preferred stock;

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on a parity with all of our equity securities other than those referred to in bullet-point immediately above and the bullet-point immediately below; and

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junior to all of our equity securities the terms of which provide that those equity securities will rank senior to it.

For these purposes, the term “equity securities” does not include convertible debt securities.
Dividends
Holders of shares of our preferred stock of each class or series shall be entitled to receive, when, as and if authorized by our Board of Directors and declared by us, out of our assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our Board of Directors.
Dividends on any class or series of our preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will accumulate from and after the date set forth in the applicable prospectus supplement. If our Board of Directors fails to authorize a dividend payable on a dividend payment date on any class or series of our preferred stock for which dividends are non-cumulative, then the holders of that class or series of our preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that class or series are declared payable on any future dividend payment date.
Except as otherwise specified in the applicable prospectus supplement or any related free writing prospectus, if any shares of our preferred stock of any class or series are outstanding, no full dividends shall be authorized or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, on a parity with or junior to the preferred stock of that class or series for any period unless:
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if that class or series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for that payment on the preferred stock of that class or series for all past dividend periods; or

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if that class or series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for that payment on the preferred stock of that class or series.

Except as otherwise specified in the applicable prospectus supplement or any related free writing prospectus, when dividends are not paid in full (or a sum sufficient for their full payment is not so set apart) upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the preferred stock of that class or series, all dividends declared upon shares of preferred stock of that class or series and any other class or series of preferred stock ranking on a parity as to dividends with that preferred stock shall be authorized pro rata so that the amount of dividends authorized per share on the preferred stock of that class or series and that other class or series of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of that class or series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that preferred stock does not have a cumulative dividend) and that other class or series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of that series that may be in arrears.
Except as provided in the immediately preceding paragraph or as otherwise provided in the applicable prospectus supplement or any related free writing prospectus, unless: (a) if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and (b) if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set aside for payment for the then current dividend period, then no dividends (other than in our common stock or other stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up) shall be authorized or paid or set aside for payment or other distribution shall be authorized or made upon our common stock, excess stock or any of our other stock ranking junior to or on a parity with the preferred stock of that class or series as to dividends or upon liquidation, nor shall any common stock, excess stock or any of our other stock ranking junior to or on a parity with the preferred stock of such class or series as to dividends or upon our liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of that stock) by us (except by conversion into or exchange for other of our stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up).
Any dividend payment made on shares of a class or series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that class or series which remains payable.
Redemption
If the applicable prospectus supplement so states, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement or any related free writing prospectus.
The prospectus supplement relating to a class or series of preferred stock that is subject to mandatory redemption will specify the number of shares of that preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.
Notwithstanding the foregoing and except as otherwise specified in the applicable prospectus supplement or free writing prospectus, unless:
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if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of any class or series of preferred stock shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past dividend periods; and

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if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current dividend period;

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no shares of any class or series of preferred stock shall be redeemed unless all outstanding shares of preferred stock of that class or series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of that class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that class or series.

If fewer than all of the outstanding shares of preferred stock of any class or series are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by those holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us that will not result in the issuance of any excess preferred stock.
Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of a share of preferred stock of any class or series to be redeemed at the address shown on our stock transfer books. Each notice shall state:
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the redemption date;

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the number of shares and class or series of the preferred stock to be redeemed;

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the redemption price;

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the place or places where certificates for that preferred stock are to be surrendered for payment of the redemption price;

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that dividends on the shares to be redeemed will cease to accrue on that redemption date; and

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the date upon which the holder’s conversion rights, if any, as to those shares shall terminate.

If fewer than all the shares of preferred stock of any class or series are to be redeemed, the notice mailed to each holder thereof shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any shares of preferred stock has been given and if the funds necessary for that redemption have been set apart by us in trust for the benefit of the holders of any shares of preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on those shares of preferred stock, those shares of preferred stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price.
Liquidation Preference
Except as otherwise specified in the applicable prospectus supplement or any related free writing prospectus, upon our voluntary or involuntary liquidation, dissolution or winding up, then, before any distribution or payment shall be made to the holders of any common stock, excess stock or any other class or series of our stock ranking junior to that class or series of preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, the holders of each class or series of preferred stock shall be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that class or series of preferred stock does not have a cumulative dividend). Except as otherwise specified in the applicable prospectus supplement or any related free writing prospectus, after payment of the full amount of the liquidating distributions to which they are entitled, the holders of that class or series of preferred stock will have no right or claim to any of our remaining assets. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock ranking on a parity with that class or series of preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, then the holders of that class or series of preferred stock and all other classes or series of stock shall share ratably in that distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of shares of that class or series of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of stock ranking junior to that class or series of preferred stock upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, neither our consolidation nor merger with or into any other corporation, trust or other entity nor the sale, lease, transfer or conveyance of all or substantially all of our property or business shall be deemed to constitute our liquidation, dissolution or winding up.
Voting Rights
Except as set forth below or as otherwise indicated in the applicable prospectus supplement or any related free writing prospectus, holders of preferred stock will not have any voting rights.
Whenever dividends on any shares of that class or series of preferred stock shall be in arrears for 18 months or six or more quarterly periods, the holders of those shares of that class or series of preferred stock (voting separately as a class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to our Board of Directors (and our entire Board of Directors will be increased by two directors) at a special meeting called by one of our officers at the request of a holder of that class or series of preferred stock or, if that special meeting is not called by that officer within 30 days, at a special meeting called by a holder of that class or series of preferred stock designated by the holders of record of at least 10% of the shares of any of those classes or series of preferred stock (unless that request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders), or at the next annual meeting of stockholders, and at each subsequent annual meeting until:
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if that class or series of preferred stock has a cumulative dividend, then all dividends accumulated on those shares of preferred stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment, or

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if that class or series of preferred stock does not have a cumulative dividend, then four consecutive quarterly periods of dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.

Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of each class or series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (that class or series voting separately as a class):
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authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to that class or series of preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up or reclassify any of our authorized stock into those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase those shares; or

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amend, alter or repeal the provisions of our charter in respect of that class or series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that class or series of preferred stock; provided, however, that with respect to the occurrence of a merger, consolidation or other event, whereby shares of any class or series of preferred stock (or any equivalent class or series of stock issued by the surviving corporation in any merger or consolidation to which our company becomes a party), remain outstanding with the terms applicable to that class or series of preferred stock materially unchanged, the occurrence of any such merger, consolidation, or other event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the holders of such class or series of preferred stock, and provided, further that any increase in the amount of the authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or any increase in the number of authorized shares of that class or series, in each case ranking on a parity with or junior to the preferred stock of that class or series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect those rights, preferences, privileges or voting powers.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required shall be effected, all outstanding shares of that class or series of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect that redemption.
Conversion Rights
The terms and conditions, if any, upon which shares of any class or series of preferred stock are convertible into common stock, debt securities or another series of preferred stock will be set forth in the applicable prospectus supplement or any free writing prospectus relating thereto. Such terms will include the number of shares of common stock or those other series of preferred stock or the principal amount of debt securities into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of that class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that class or series of preferred stock.
Listing
We may apply to list the securities which are offered and sold hereunder, as described in the prospectus supplement relating to such securities.
DESCRIPTION OF WARRANTS
Warrant To Purchase Common Stock Or Preferred Stock
The following summarizes the terms of common stock warrants and preferred stock warrants we may issue. We urge you to read the detailed provisions of the stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue.
General
We may issue stock warrants evidenced by stock warrant certificates under a stock warrant agreement independently or together with any securities we offer by any prospectus supplement or any related free writing prospectus. If we offer stock warrants, we will describe the terms of the stock warrants in a prospectus supplement or any related free writing prospectus, including, but not limited to:
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the offering price, if any;

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the number of shares of common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

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if applicable, the designation and terms of the preferred stock purchasable upon exercise of the stock warrants;

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the dates on which the right to exercise the stock warrants begins and expires;

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U.S. federal income tax consequences;

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call provisions, if any;

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the currencies in which the offering price and exercise price are payable; and

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if applicable, any antidilution provisions.

Exercise Of Stock Warrants
You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. You must pay the exercise price by cash or check when you surrender your stock warrant certificate. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.
No Rights As Stockholders
Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders, or to exercise any rights whatsoever as stockholders.
Warrants To Purchase Debt Securities
The following summarizes the terms of the debt warrants we may offer. We urge you to read the detailed provisions of the debt warrant agreement that we will enter into with a debt warrant agent we select at the time of issue.
General
We may issue debt warrants in certificated or uncertificated form, independently or together with any securities offered by any prospectus supplement or any related free writing prospectus. If we offer debt warrants, we will describe the terms of the warrants in a prospectus supplement or any related free writing prospectus, including, but not limited to:
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the offering price, if any;

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the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;

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if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

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if applicable, the date on and after which the debt warrants and any related securities will be separately transferable;

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the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise;

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the dates on which the right to exercise the debt warrants begins and expires;

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U.S. federal income tax consequences;

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whether the warrants represented by the debt warrant will be issued in registered or bearer form;

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the currencies in which the offering price and exercise price are payable; and

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if applicable, any antidilution provisions.

You may exchange debt warrant for new debt warrant of different denominations and may present debt warrant for registration of transfer at the corporate trust office of the debt warrant agent, which we will list in the prospectus supplement. You will not have any of the rights of holders of debt securities, except to the extent that the consent of warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security and the series of debt securities issuable upon exercise of the debt warrants. In addition, you will not receive payments of principal of and interest, if any, on the debt securities unless you exercise your debt warrant.
Exercise of Debt Warrants
You may exercise debt warrants by surrendering to the debt warrant agent the debt warrant, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver to you the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If you exercise fewer than all the debt warrants evidenced by any debt warrant certificate, the agent will deliver to you a new debt warrant representing the unexercised debt warrants.
DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time in one or more series. The debt securities may be issued under one or more indentures between us and a specified trustee. The forms of indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.
The statements made in this prospectus relating to the indentures and the debt securities to be issued under the indentures are summaries of the material provisions of the indentures and the debt securities to be issued thereunder. The summaries are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement or any related free writing prospectus. You should read the applicable prospectus supplement and any related free writing prospectus for the terms of the series of debt securities offered. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement and any related free writing prospectus that contradicts any information below.
General
The debt securities sold under this prospectus will be our direct obligations, which may be senior or subordinated indebtedness. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt.
Within the total dollar amount available under the registration statement of which this prospectus forms a part, we may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.
We may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series. The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:
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the title and form of the debt securities;

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any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

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the person to whom any interest on a debt security of the series will be paid;

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the date or dates on which we must repay the principal;

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the rate or rates at which the debt securities will bear interest;

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the date or dates from which interest will accrue, and the dates on which we must pay interest;

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the place or places where we must pay the principal and any premium or interest on the debt securities;

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the terms and conditions on which we may redeem any debt security, if at all;

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any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

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the denominations in which we may issue the debt securities;

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the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

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the currency in which we will pay the principal of and any premium or interest on the debt securities;

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the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

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the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

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if applicable, that the debt securities are defeasible and the terms of such defeasance;

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if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, preferred stock or common stock or other securities or property;

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whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

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the subordination provisions that will apply to any subordinated debt securities;

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any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

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any addition to or change in the covenants in the indentures; and

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any other terms of the debt securities not inconsistent with the applicable indentures.

We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as “original issue discount” securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.
Denominations, Exchange, Registration And Transfer
Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000.
The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series, of any authorized denomination and of similar terms and aggregate principal amount.
Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.
If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.
Payment And Paying Agent
Except as otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium on a debt security to the person in whose name the debt security is registered at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.
Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.
The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.
At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.
If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:
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to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

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in any other lawful manner, all as the applicable indenture describes.

Merger, Consolidation Or Sale Of Assets
Under the terms of the indentures, we would be generally permitted to consolidate or merge with another company. We would be also permitted to sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to another company. Except as disclosed in the applicable prospectus supplement, however, we would not be able to take any of these actions unless the following conditions are met:
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if we merge out of existence or sell our assets, the other company must be an entity organized under the laws of one of the states of the United States or the District of Columbia or under United States federal law and must agree to be legally responsible for our debt securities; and

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immediately after the merger, sale of assets or other transaction, we may not be in default on the debt securities.

Events Of Default And Related Matters
Each of the following will constitute an event of default under each indenture:
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We do not pay the principal or any premium on a debt security when due, for more than a specified number of days past the due date.

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We do not pay interest on a debt security when due, for more than a specified number of days past the due date.

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We do not deposit any sinking fund payment when due, for more than a specified number of days past the due date.

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We fail to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or holders of a specified percentage in aggregate principal amount of the debt securities of that series.

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We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

Any other event of default described in the applicable prospectus supplement occurs.
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If an event of default has occurred and has not been cured, the trustee or the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.
The trustee will be required to give notice to the holders of debt securities to the extent provided by the Trust Indenture Act of 1939 after a default under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.
Except in cases of default, where the trustee has some special duties, the trustee would not be required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
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you must give the trustee written notice that an event of default has occurred and remains uncured;

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the holders of at least 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost, expenses, and liabilities of taking that action;

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the trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity; and

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no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

However, you would be entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.
Every year we would furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the indentures and the debt securities, or else specifying any default.
Modification And Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:
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to fix any ambiguity, defect or inconsistency in the indenture; and

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to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:
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change the stated maturity of the principal or interest on a debt security;

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reduce the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon redemption of any debt securities;

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change the currency of payment on a debt security;

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impair your right to sue for payment;

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modify the subordination provisions, if any, in a manner that is adverse to you;

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reduce the percentage of debt securities the holders of which are required to consent to any amendment;

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modify any of the foregoing provisions.

The holders of a majority of the principal amount of outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.
Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.
Certain Covenants
The indentures contain certain covenants requiring us to take certain actions and prohibiting us from taking certain actions, including the following:
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we must maintain a paying agent in each place of payment for the debt securities;

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we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence; and

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we will cause all properties used or useful in the conduct of our business to be maintained and kept in good condition.

Any additional or different covenants or modifications to the foregoing covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.
Redemption
The indentures provide that the debt securities of any series that are redeemable may be redeemed at any time at our option, in whole or in part. Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.
From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.
Discharge, Defeasance And Covenant Defeasance
To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:
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to maintain a registrar and paying agents and hold monies for payment in trust;

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to register the transfer or exchange of the debt securities; and

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to replace mutilated, destroyed, lost or stolen debt securities.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the debt securities may not be accelerated because of the occurrence of events of default.
To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:
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no event of default shall have occurred or be continuing;

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in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

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in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

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we satisfy other customary conditions precedent described in the applicable indenture.

Conversion Of Securities
The terms and conditions, if any, upon which any debt securities are convertible into other securities including common stock or preferred stock will be set forth in the applicable prospectus supplement. Such terms will include:
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whether such debt securities are convertible into other securities including common stock or preferred stock;

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the conversion price (or manner of calculation thereof);

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the conversion period;

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provisions as to whether conversion will be at the option of the holders or us;

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the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities; and

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Any restrictions on conversion, including restrictions directed at maintaining our REIT status.

Subordination
The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement or any related free writing prospectus, subordinated debt securities will be subordinate and junior in right of payment to senior indebtedness.
The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded.
By reason of such subordination, if we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.
Global Securities
The debt securities may be represented in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. The specific material terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements:
Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depository, or to the depository or to a successor depository, or a nominee of such successor depository.
As long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the global security and the underlying debt securities. Except as set forth herein or otherwise provided in the prospectus supplement or any related free writing prospectus, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the global security or the underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee.
Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons, or participants, that have accounts with the depositary. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security, with respect to interests of participants, or by participants or persons that hold through participants, with respect to interests of persons other than participants.
The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. Neither we, the trustee nor any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary or the depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation and a successor depositary is not appointed by us within 90 days, we will issue the debt securities in definitive form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global security or securities representing the debt securities. The depository will determine how all securities issued in exchange for a global security will be registered.
The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in debt securities represented by global securities.

Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
DESCRIPTION OF DEPOSITARY SHARES
General
We may choose to offer fractional shares or some multiple of shares of our preferred stock, rather than whole individual shares. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depositary share would represent a fraction or multiple of a share of the preferred stock and would be evidenced by a depositary receipt. We will issue depositary shares under a deposit agreement between a depositary, which we will appoint at our discretion, and us.
Deposit Agreement
We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be:
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LTC Properties, Inc.;

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a bank or other financial institution selected by us and named in the applicable prospectus supplement, as preferred stock depositary; and

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the holders from time to time of depositary receipts issued under that depositary agreement.

Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.
We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a Current Report on Form 8-K.
Dividends and Other Distributions
The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they own.
The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.
Redemption of Preferred Stock
If we redeem preferred stock represented by depositary shares, the preferred stock depositary will redeem the depositary shares from the proceeds it receives from the redemption, in whole or in part, of the preferred stock.
The preferred stock depositary will redeem the depositary shares at a price per share equal to the applicable fraction or multiple of the redemption price per share of preferred stock. Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the redeemed shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot or ratably or by any other equitable method it chooses.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.
Withdrawal Of Preferred Stock
Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary receipts for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Voting Deposited Preferred Stock
When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from the holders of any depositary shares representing a series of preferred stock, it will vote all shares of that series held by it proportionately with instructions received.
Conversion Of Preferred Stock
If the prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exercisable or exchangeable for common stock, preferred stock of another series or our other securities, the following will apply. The depositary shares, as such, will not be convertible into or exercisable or exchangeable for any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the preferred stock depositary with written instructions to instruct us to cause conversion, exercise or exchange of the preferred stock represented by the depositary shares into or for whole shares of common stock, shares of another series of preferred stock or our other securities. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, exercise or exchange, we will cause the conversion, exercise or exchange using the same procedures as those provided for conversion, exercise or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted, exercised or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted, exercised or exchanged.

Amendment And Termination Of The Deposit Agreement
We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “— Withdrawal of Preferred Stock”, to receive shares of the related series of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.
The deposit agreement will automatically terminate if:
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all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable; or

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a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with our liquidation, dissolution or winding up.

We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of that termination to the recordholders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.
Charges Of Preferred Stock Depositary; Taxes And Other Governmental Charges
We will pay the fees, charges and expenses of the preferred stock depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.
Resignation and Removal Of Depositary
The preferred stock depositary may resign at any time by giving us notice, and we may remove or replace the preferred stock depositary at any time.
Reports to Holders
We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary. It will forward those reports and communications to the holders of depositary shares.
Limitation on Liability Of The Preferred Stock Depositary
The preferred stock depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The preferred stock depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

Form of Preferred Stock and Depositary Shares
We may issue preferred stock in book-entry form. Preferred stock in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred stock represented by the global security. Those who own beneficial interests in shares of preferred stock will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred stock in book-entry form will have the right to obtain their shares in non-global form.
DESCRIPTION OF UNITS
General
We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, depositary shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement that differ from those described below; and

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under the headings “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Depositary Shares” and will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.
Issuance In Series
We may issue units in such amounts and in numerous distinct series as we determine.
Enforceability Of Rights By Holders Of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.
We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

RESTRICTIONS ON OWNERSHIP AND TRANSFER
In addition to other qualifications, for us to qualify as a REIT, (a) not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals during the last half of our taxable year, and (b) such capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.
To ensure that we continue to meet the requirements for qualification as a REIT, our charter, subject to some exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, shares of any class or series of our capital stock in excess of 9.8% (ownership limit) of the number of then outstanding shares of any class or series of our capital stock. Under our charter, our Board of Directors may waive the ownership limit with respect to a stockholder if evidence satisfactory to the Board of Directors and our tax counsel is presented that the changes in ownership will not then or in the future jeopardize our status as a REIT. Our charter provides any transfer of capital stock or any security convertible into capital stock that would result in actual or constructive ownership of capital stock by a stockholder in excess of the ownership limit or that would result in our failure to meet the requirements for qualification as a REIT, including any transfer that results in the capital stock being owned by fewer than 100 persons or results in our company being “closely held” within the meaning of section 856(h) of the Code, notwithstanding any provisions of our charter to the contrary, will be null and void, and the intended transferee will acquire no rights to the capital stock. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT.
Any shares of our capital stock held by a stockholder in excess of the applicable ownership limit become “Excess Shares”. Under our charter, upon shares of any class or series of capital stock becoming Excess Shares, such shares will be deemed automatically to have been converted into a class separate and distinct from their original class and from any other class of Excess Shares. Upon any outstanding Excess Shares ceasing to be Excess Shares, such shares will be automatically reconverted back into shares of their original class or series of capital stock.
Our charter provides the holder of Excess Shares will not be entitled to vote the Excess Shares nor will such Excess Shares be considered issued and outstanding for purposes of any stockholder vote or the determination of a quorum for such vote. The Board of Directors, in its sole discretion, may choose to accumulate all distributions and dividends payable upon the Excess Shares of any particular holder in a non-interest bearing escrow account payable to the holder of the Excess Shares upon such Excess Shares ceasing to be Excess Shares.
In addition, we will have the right to redeem all or any portion of the Excess Shares from the holder at the redemption price, which will be the average market price (as determined in the manner set forth in our charter) of the capital stock for the prior 30 days from the date we give notice of our intent to redeem such Excess Shares, or as determined by the Board of Directors in good faith. The redemption price will only be payable upon the liquidation of our company and will not exceed the sum of the per share distributions designated as liquidating distributions declared subsequent to the redemption date with respect to unredeemed shares of record of the class from which such Excess Shares were converted. We will rescind the redemption of the Excess Shares in the event that within 30 days of the redemption date, due to a sale of shares by the holder, such holder would not be the holder of Excess Shares, unless such rescission would jeopardize our tax status as a REIT or would be unlawful in any regard.
Our charter requires that each stockholder will upon demand disclose to us in writing any information with respect to the actual and constructive ownership of shares of our capital stock as our Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.
The ownership limit provided for in our charter may have the effect of precluding the acquisition of control of our company unless the Board of Directors determines that maintenance of REIT status is no longer in our best interests.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
The following description of certain provisions of Maryland law and of our charter and bylaws is only a summary. For a complete description, we refer you to Maryland law, our charter and bylaws. We have incorporated by reference our charter and bylaws as exhibits to the registration statement of which this prospectus is a part.
Board Of Directors — Number And Vacancies
Our bylaws provide that the number of our directors shall be six unless a majority of the members of our Board of Directors establishes some other number not less than three and not more than nine. Our Board of Directors is currently comprised of six directors. Our bylaws also provide, that notwithstanding the preceding sentence, upon the occurrence of a default in the payment of dividends on any class or series of our preferred stock, or any other event, which would entitle the holders of any class or series of our preferred stock to elect additional directors to our Board of Directors, the number of our directors will thereupon be increased by the number of additional directors to be elected by the holders of such class or series of our preferred stock (even if the resulting number of directors is more than nine), and such increase in the number of directors shall remain in effect for so long as the holders of such class or series of our preferred stock are entitled to elect such additional directors.
Our bylaws provide that a vacancy on our Board of Directors which arises through the death, resignation or removal of a director or as a result of an increase by our Board of Directors in the number of directors may be filled by the vote of a majority of the remaining directors even if such majority is less than a quorum, and a director so elected by our Board of Directors to fill a vacancy shall serve until the next annual meeting of our stockholders and until his successor shall be duly elected and qualified. Our stockholders may elect a successor to fill a vacancy on our Board of Directors which results from the removal of a director.
Removal Of Directors
Under Maryland law, our stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of our directors except in certain circumstances specified in the statute which do not apply.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations generally include mergers, consolidations, share exchanges, or, in circumstances specified in the statute, asset transfers, issuances or reclassifications of equity securities, or, the adoption of certain plans of liquidation or dissolution. An interested stockholder is defined as:
•
any person who beneficially owns directly or indirectly ten percent or more of the voting power of the corporation’s shares; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the Board of Directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. In approving such a transaction, however, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least:
•
80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board of Directors before the time that the interested stockholder becomes an interested stockholder. Our Board of Directors has not adopted resolutions exempting any transactions from the business combination statute.
Control Share Acquisitions
Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•
one-tenth or more but less than one-third,

•
one-third or more but less than a majority, or

•
a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors, upon satisfaction of certain conditions, including the delivery of an acquiring person statement containing certain required information and the delivery of an undertaking to pay certain expenses, by written request made at the time of delivery of such acquiring person statement, to call a special meeting of stockholders to be held within 50 days after receiving both the request and undertaking to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock. There can be no assurance that this provision of our bylaws will not be amended or eliminated at any time in the future.

Amendment To Our Charter
Subject to the provisions of any class or series of our capital stock at the time outstanding, any amendment to our charter must be approved by our stockholders by the affirmative vote of not less than two thirds of all of the votes entitled to be cast on the matter.
Dissolution
The dissolution of our company must be approved by our stockholders by the affirmative vote of not less than two thirds of all of the votes entitled to be cast on the matter.
Advance Notice Of Director Nominations And New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (a) by, or at the direction of, a majority of the Board of Directors or a duly authorized committee thereof or (b) by any holder of record (both as of the time notice of such nomination or matter is given by the stockholder as set forth in our bylaws and as of the record date for the annual meeting in question) of any shares of our capital stock entitled to vote at such annual meeting who complies with the advance notice procedures set forth in our bylaws. Pursuant to our bylaws, nominations of persons for election as directors and other stockholder proposals shall be made pursuant to timely notice in writing to the secretary of our company. To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of our company not less than 120 days nor more than 150 days prior to the anniversary of the last annual meeting of stockholders. Any stockholder who seeks to make such a nomination or to bring any matter before an annual meeting, or his representative, must be present in person at the annual meeting.
Unsolicited Takeovers
Under certain provisions of Maryland law relating to unsolicited takeovers, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject to any or all of certain statutory provisions, in whole or in part, relating to unsolicited takeovers which would:
•
automatically classify its board of directors into three classes with staggered terms of three years each;

•
vest in its board of directors the exclusive right to determine the number of directors;

•
vest in its board of directors the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors, even if the remaining directors do not constitute a quorum, and provide that any director so elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred;

•
impose a requirement that the affirmative vote of at least two-thirds of all votes entitled to be cast by the stockholders generally in the election of directors is required to remove a director; and

•
impose a requirement that a stockholder requested special meeting need be called only if requested by stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

An election to be subject to any or all of the foregoing statutory provisions may be made in our charter or bylaws or by resolution of our board of directors. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our charter or bylaws provide to the contrary.
If we made an election to be subject to the statutory provisions described above which automatically classify our board of directors into three classes with staggered terms of three years each, the classification and staggered terms of office of our directors will make it more difficult for a third party to gain control of our board of directors since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of our board of directors.
We have not elected to become subject to any of the foregoing statutory provisions relating to unsolicited takeovers. However, we could, by resolutions adopted by our board of directors and without stockholder approval, elect to become subject to some or all of these statutory provisions.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
The business combination provisions of Maryland law, the control share acquisition provisions of Maryland law if our bylaws are amended to make acquisitions of shares of our stock subject thereto, the unsolicited takeover provisions of Maryland law if we elect to be subject thereto, the advance notice provisions of our bylaws and certain other provisions of Maryland law and our charter and bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code (the “Code”). We believe that we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code commencing with our taxable year ending December 31, 1992. We intend to continue to operate in such a manner, but there is no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified.
If we continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” (once at the corporate level when earned and once at the stockholder level when distributed) that generally results from investment in a non-REIT corporation.
However, we will be subject to federal income tax as follows:
First, we will be taxed at regular corporate rates (now at a single rate of 21% under the Tax Cuts and Jobs Act (the “TCJA”)) on any undistributed taxable income, including undistributed net capital gains.
Second, if we have (i) net income from the sale or other disposition of foreclosure property which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, we may elect to be subject to tax at the highest corporate rate on such income, (now at a single rate of 21% under the TCJA), if necessary to maintain our REIT status. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.
Third, if we have net income from “prohibited transactions,” a sale or other disposition of property other than foreclosure property held for sale to customers in the ordinary course of business, such income will be subject to a 100% tax.
Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we will be subject to a tax equal to (a) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income tests multiplied by (b) a fraction intended to reflect our profitability.
Fifth, if we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% federal excise tax on the excess of such required distribution over the amounts actually distributed.
Sixth, if we acquire an asset which meets the definition of a built-in gain asset from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the built-in gain asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and if we subsequently recognize gain on the disposition of such asset during the five-year period, called the recognition period, beginning on the date on which we acquired the asset, then, to the extent of the built-in gain (i.e., the excess of (a) the fair market value of such asset over (b) our adjusted basis in such asset, both determined as of the beginning of the recognition period), such gain will be subject to tax at the highest regular corporate tax rate, (now at a single rate of 21% under the TCJA), pursuant to IRS regulations.

Seventh, if we have taxable REIT subsidiaries (each a “TRS”) and they are required to be reported on a combined basis, we would be subject to corporate tax (now at a single rate of 21% under the TCJA) on the taxable income of the TRSs. In addition, we will also be subject to a tax of 100% on the amount of any (i) rental income received by us in connection with services performed by TRSs, (ii) deductions of TRSs for payments to us, (iii) redetermined interest paid to us by any of our TRSs and (iv) income realized by TRSs attributable to services provided to, or on behalf of, us to the extent that any such amounts identified in (i), (ii), (iii) or (iv) exceed arm’s length, commercially reasonable pricing.
Eighth, if we fail to satisfy any of the REIT asset tests, as described below, by more than a de minimis amount, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (now at a single rate of 21% under the TCJA) multiplied by the net income generated by the non-qualifying assets that caused us to fail such test.
Ninth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.
Tenth, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and, as a result of such deemed payment, would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.
Eleventh,, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined by Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.
Finally, if we own a residual interest in a real estate mortgage investment conduit (“REMIC”), we will be taxed at the highest corporate rate (now at a single rate of 21% under the TCJA) on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our shares that is held in record name by “disqualified organization.” A “disqualified organization” includes the United States, any state or political subdivision thereof, any foreign government or international organization, any agency or instrumentality of any of the foregoing, any rural electrical or telephone cooperative and any tax-exempt organization (other than a farmer’s cooperative described in Section 521 of the Code) that is exempt from income taxation and from the unrelated business taxable income provisions of the Code. However, to the extent that we own a REMIC residual interest through a TRS, we will not be subject to this tax.
Requirements for Qualification.   The Code defines a REIT as a corporation, trust or association:
(1)
which is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)
which would be taxable, but for Sections 856 through 860 of the Code, as a domestic corporation;

(4)
which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)
the beneficial ownership of which is held by 100 or more persons;

(6)
during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (including specified entities);

(7)
which meets certain other tests, described below, regarding the amount of its distributions and the nature of its income and assets;

(8)
that elects to be a REIT, or has made such election for a previous year, and satisfies the applicable filing and administrative requirements to maintain qualifications as a REIT; and

(9)
that adopts a calendar year accounting period.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and certain other entities are treated as individuals, subject to a “look-through” exception.
Pursuant to the Code and applicable Treasury Regulations, we must maintain certain records and request certain information from our stockholders designed to disclose the actual ownership of our stock. Based on publicly available information, we believe we have satisfied the share ownership requirements set forth in conditions (5) and (6). In addition, Sections 9.2 and 9.3 of our charter provide for restrictions regarding the transfer and ownership of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6). These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6).
We have complied with, and will continue to comply with, regulatory rules to send annual letters to certain of our stockholders requesting information regarding the actual ownership of our stock. If despite sending the annual letters, we do not know, or after exercising reasonable diligence would not have known, whether we failed to satisfy ownership requirement set forth in condition (6) above, we will be treated as having satisfied such condition. If we fail to comply with these regulatory rules, we will be subject to a monetary penalty. If our failure to comply was due to intentional disregard of the requirement, the penalty would be increased. However, if our failure to comply was due to reasonable cause and not willful neglect, no penalty would be imposed.
Income Tests.   There presently are two gross income requirements that we must satisfy to qualify as a REIT:
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First, at least 75% of our gross income (excluding gross income from “prohibited transactions,” as defined below) for each taxable year must generally be derived directly or indirectly from investments relating to real property or mortgages on real property, (or interest in real property), including rents from real property, or from certain types of temporary investment income.

•
Second, at least 95% of our gross income for each taxable year must generally be directly or indirectly derived from income that qualifies under the 75% test, and from dividends (including dividends from TRSs), interest and gain from the sale or other disposition of stock or securities.

Cancellation of indebtedness income generated by us is not taken into account in applying the 75% and 95% gross income tests discussed above.
Rents received by us will qualify as “rents from real property” for purposes of satisfying the gross income tests for a REIT only if several conditions are met:
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The amount of rent must not be based in whole or in part on the income or profits of any person, although rents generally will not be excluded merely because they are based on a fixed percentage or percentages of receipts or sales.

•
Rents received from a tenant will not qualify as rents from real property if the REIT, or an owner of 10% or more of the REIT, also directly or constructively owns 10% or more of the tenant, unless the tenant is our TRS and certain other requirements are met with respect to the real property being rented.

•
If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•
We generally must not furnish or render services to tenants, other than through a TRS or an independent contractor from whom we derive no income, except that we may directly provide services that are “usually or customarily rendered” in the geographic area in which the property is located in connection with the rental of real property for occupancy only, or are not otherwise rendered to the occupant for his convenience.
Under current law, a REIT is permitted to render a de minimis amount of impermissible services to tenants and still treat amounts received with respect to that property as rents from real property. The amount received or accrued by the REIT during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the REIT directly or indirectly from the property. If the amount received or accrued by the REIT during the taxable year for impermissible services with respect to a property exceeds 1% of the total amounts received or accrued with respect to such property, then none of the rents received or accrued from such property shall be treated as rents from real property. The amount received for any service or management operation for this purpose shall be deemed to be not less than 150% of the direct cost of the REIT in furnishing or rendering the service or providing the management or operation. Furthermore, impermissible services may be furnished to tenants by a TRS subject to certain conditions, and we may still treat rents received with respect to the property as rent from real property.
The term “interest” generally does not include any amount if the determination of the amount depends in whole or in part on the income or profits of any person, although an amount generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage of receipts or sales.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are eligible for relief. These relief provisions will be generally available if our failure to meet the tests was due to reasonable cause and not due to willful neglect and following the identification of the failure to satisfy one or both income tests, a description of each item of gross income is filed in accordance with IRS regulations.
It is not now possible to determine the circumstances under which we may be entitled to the benefit of these relief provisions. If these relief provisions apply, we will be subject to a tax equal to (a) the gross income attributable to the greater of the amount by which we failed the 75% or 95% gross income tests, multiplied by (b) a fraction intended to reflect our profitability.
Asset Tests.   At the close of each quarter of our taxable year, we must also satisfy several tests relating to the nature and diversification of our assets. At least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables arising in the ordinary course of our operations), and government securities and qualified temporary investments. Although the remaining 25% of our assets generally may be invested without restriction, we are prohibited from owning securities representing more than 10% of either the vote or value of the outstanding securities of any issuer other than a qualified REIT subsidiary, another REIT or a TRS (the “10% asset test”). Further, no more than 20% of our total assets may be represented by securities of one or more TRSs (the “20% asset test”), and no more than 5% of the value of our total assets may be represented by securities of any non-governmental issuer other than a qualified REIT subsidiary (the “5% asset test”), and not more than 25% of the value of our total assets may be represented by non-qualified publicly offered REIT debt instruments (the “25% asset test”). Each of the 10% asset test, the 20% asset test, the 5% asset test and the 25% asset test must be satisfied at the end of each quarter. There are special rules which provide relief if the value related tests are not satisfied due to changes in the value of the assets of a REIT.
Investments in TRSs.   As described above, REITs are generally prohibited from owning more than 10% of the vote or value of securities in another corporation. However, REITs may own more than 10% of a corporation that is a TRS. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a TRS. A TRS also includes any corporation other than a REIT with respect to which a TRS owns securities possessing more that 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A TRS is subject to income tax as a regular C corporation. A REIT’s ownership of a TRS will not be subject to the 10% asset vote test or the 5% asset test described above, and its operations will be subject to the provisions described above. Taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30%

of adjusted taxable income, subject to certain exceptions. This provision may limit a TRS from utilizing full interest deductions, which would increase taxable income.
REMIC.   A regular or residual interest in a REMIC will be treated as a real estate asset for purposes of the REIT asset tests, and income derived with respect to such interest will be treated as interest on an obligation secured by a mortgage on real property, assuming that at least 95% of the assets of the REMIC are real estate assets. If less than 95% of the assets of the REMIC are real estate assets, only a proportionate share of the assets of and income derived from the REMIC will be treated as qualifying under the REIT asset and income tests.
Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.   We own interests in various partnerships and limited liabilities companies. In the case of a REIT which is a partner in a partnership, or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described above. Also, the REIT will be deemed to be entitled to its proportionate share of income of that entity. The assets and items of gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of partnerships and limited liability companies taxed as partnerships, in which we are, directly or indirectly through other partnerships or limited liability companies taxed as partnerships, a partner or member, are treated as our assets and items of income for purposes of applying the REIT qualification requirements described in this prospectus (including the income and asset tests previously described).
We also own interests in a number of subsidiaries which are intended to be treated as qualified REIT subsidiaries. The Code provides that such subsidiaries will be ignored for federal income tax purposes and that all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as assets, liabilities and such items of our company. If any partnership or qualified REIT subsidiary in which we own an interest were treated as a regular corporation (and not as a partnership or qualified REIT subsidiary) for federal income tax purposes, we would likely fail to satisfy the REIT asset test prohibiting a REIT from owning greater than 10% of the voting power of the stock or value of securities of any issuer, as described above, and would therefore fail to qualify as a REIT. We believe that each of the partnerships and subsidiaries in which we own an interest will be treated for tax purposes as a partnership or qualified REIT subsidiary, respectively, although no assurance can be given that the IRS will not successfully challenge the status of any such entity.
Annual Distribution Requirements.   In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders annually in an amount at least equal to:
(1)
the sum of:

(a)
90% of our “real estate investment trust taxable income” (computed without regard to the dividends paid deduction and our net capital gain); and

(b)
90% of the net income, if any (after tax), from foreclosure property; minus

(2)
The excess of certain items of non-cash income over 5% of our “real estate investment trust taxable income”.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the five-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date we acquired the asset over (b) our adjusted basis in the asset on the date we acquired the asset.
We must pay these annual distributions (1) in the taxable year to which they relate or (2) in the following year if (i) we pay these distributions during January to stockholders of record in either October, November, or December of the prior year or (ii) we elect to declare the dividend before the due date of the tax return (including extensions) and pay on or before the first regular dividend payment date after such declaration.
To the extent that we do not distribute all of our net long-term capital gain or distribute at least 90% but less than 100%, of our “real estate investment trust taxable income,” as adjusted, we will be subject to tax on such amounts at the regular corporate tax rate. Furthermore, we would be subject to an excise tax, as described below, if we should fail to distribute dividends during each calendar year (or, in the case of dividend distributions with declaration and record dates in the last three months of the calendar year, by the end of the following January) at least the sum of:
(1)
85% of our real estate investment trust ordinary income for such year,

(2)
95% of our real estate investment trust capital gain net income for such year, and

(3)
100% of taxable income from prior periods less 100% of dividend distributions from prior periods.

The excise tax to which we would be subject is 4% of the excess of such required dividend distributions over the amounts actually distributed as dividends. Any “real estate investment trust taxable income” and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax. Amounts paid pursuant to this excise tax are not deductible against our income.
We intend to make timely dividend distributions sufficient to satisfy these annual distribution requirements and to avoid the imposition of the 4% excise tax.
Deductibility of Interest.   Under the TCJA, the deductibility of business interest is generally limited to the extent that net interest expense exceeds 30% of EBIT. Interest expense that exceeds this limit is not deductible in the current tax year but may be carried forward to subsequent years. However, a real property trade or business (such as a REIT) can elect out of the new business interest disallowance regime. If a real property trade or business elects out of interest limitation rules, (i) the cost recovery period for residential real property is extended from 27.5 years to 30 years; (ii) the cost recovery period for non-residential real property is extended from 39 years to 40 years; and (iii) the cost recovery period for qualified improvement property is also extended. The interest limitation provision applies to existing debt and applies at the entity level.
Failure to Qualify.   If we fail to qualify for taxation as a REIT in any taxable year, and certain relief provisions do not apply, we will be subject to tax on our taxable income at the regular corporate rates, currently a single rate of 21%. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor will any distributions be required to be made. Unless entitled to relief under specific statutory provisions, we will also be disqualified from re-electing our REIT status for the four full taxable years following the year during which qualification was lost. It is not possible to state whether we would be entitled to the statutory relief in all circumstances. Failure to qualify as a REIT for even one year could substantially reduce distributions to stockholders and could result in our incurring substantial indebtedness (to the extent borrowings are feasible) or liquidating substantial investments in order to pay the resulting taxes.
State and local taxation.   We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business or reside. The state and local tax treatment of our company may not conform to the federal income tax consequences discussed above.
Taxation of our Stockholders
Taxation of Taxable U.S. Stockholders.   The following summary applies to you only if you are a “U.S. stockholder.” A U.S. stockholder is a stockholder of our shares of stock who, for United State federal income tax purposes, is:
•
a citizen or resident alien of the United States;

•
a corporation or partnership or other entity classified as a corporation or partnership for these purposes, created or organized in or under laws of the United States or of any state or in the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise;

•
an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons, within the meaning of the Code who have the authority to control all substantial decisions of the trust.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of shares of our stock by the partnership.
As long as we qualify as a REIT, distributions made to our taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year or are designated as unrecaptured §1250 gain distributions, which are taxable at a 25% rate) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.
Under the TCJA, individual taxpayers receiving certain types of income from pass-through businesses are entitled, subject to certain exceptions and holding period requirements, to claim a temporary 20% deduction in computing their tax liability with respect to such income. Ordinary dividends received from a REIT are included in the category of income that qualifies for this temporary deduction: The deduction is generally capped at an amount equal to 20% of the excess (if any) of the taxpayer’s taxable income for the year over any net capital gain for the year. In addition, for taxpayers with incomes above certain thresholds, the 20% deduction is limited to the greater of: (1) 50% of the Form W-2 wages paid by the business, or (2) 25% of the Form W-2 wages paid by the business, plus 2.5% of the unadjusted basis, immediately after acquisition, of depreciable property (which includes structures, but not land). However, while other types of pass-through income is subject to the limitation based on Form W-2 wages, REIT dividends are not subject to this wage based restriction.
Under current tax law, qualified dividends and long-term capital gains realized by noncorporate taxpayers are subject to a 20% maximum tax rate. Except in limited circumstances, this reduced tax rate does not apply to dividends paid to you by us on shares of our stock, because generally we are not subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders. The reduced maximum federal income tax rate will apply to that portion, if any, of dividends received by you with respect to shares of our stock held by you that are attributable to (1) dividends received by us from non-REIT corporations or TRS, (2) income from the prior year with respect to which we were required to pay federal corporate income tax during the prior year (if, for example, we did not distribute 100% of our REIT taxable income for the prior year) and (3) distributions by us that we designate as long-term capital gain dividends (except for some distributions taxable to you at a maximum rate of 25%).
Distributions in excess of our current and accumulated earnings and profits will not be currently taxable to you to the extent that they do not exceed the adjusted basis of your stock, but rather will reduce the adjusted basis of such stock. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of your stock, such distributions will be included in income as long-term capital gain (or short-term capital gain if the stock has been held for one year or less) assuming you hold the stock as a capital asset. In addition, any distribution declared in October, November or December of any year and payable to you as a stockholder of record on a specified date in any such month, will be treated as both paid by us and received by you on December 31 of the applicable year, provided that we actually pay the distribution during January of the following calendar year. Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses.

If we elect to retain and pay income tax on any net long-term capital gain, you would include in income, as long-term capital gain, your proportionate share of this net long-term capital gain. You would also receive a refundable tax credit for your proportionate share of the tax paid by us on these retained capital gains and you would have an increase in the basis of your shares of our stock in an amount equal to your includable capital gains less your share of the tax deemed paid.
We will be treated as having sufficient earnings and profits to treat as a dividend any distribution up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed under “Taxation of Our Company — General” and “Taxation of Our Company — Annual Distribution Requirements” above. As a result, you may be required to treat as taxable dividends certain distributions that would otherwise result in a tax-free return of capital. Moreover, any “deficiency dividend” will be treated as a dividend (an ordinary dividend or a capital gain dividend, as the case may be), regardless of our earnings and profits. Any other distributions in excess of current or accumulated earnings and profits will not be taxable to you to the extent these distributions do not exceed the adjusted tax basis of your shares of our stock. You will be required to reduce the tax basis of your shares of our stock by the amount of these distributions until the basis has been reduced to zero, after which these distributions will be taxable as capital gain, if the shares of our stock are held as a capital asset. The tax basis as so reduced will be used in computing the capital gain or loss realized upon sale of the shares of our stock. Any loss upon a sale or exchange of shares of our stock which were held for six months or less (after application of certain holding period rules) will generally be treated as a long-term capital loss to the extent you previously received capital gain distributions with respect to these shares of our stock.
Upon the sale or exchange of any shares of our stock to or with a person other than us or a sale or exchange of all shares of our stock (whether actually or constructively owned) with us, you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your adjusted tax basis in these shares of our stock. This gain or loss will be capital if you held these shares of our stock as a capital asset.
If we redeem any of your shares in us, the treatment can only be determined on the basis of particular facts at the time of redemption. In general, you will recognize gain or loss (as opposed to dividend income) equal to the difference between the amount received by you in the redemption and your adjusted tax basis in your shares redeemed if such redemption results in a “complete termination” of your interest in all classes of our equity securities, is a “substantially disproportionate redemption” or is “not essentially equivalent to a dividend” with respect to you. In applying these tests, there must be taken into account your ownership of all classes of our equity securities (e.g., Common Stock or Preferred Stock). You also must take into account any equity securities that are considered to be constructively owned by you.
If, as a result of a redemption by us of your shares, you no longer own (either actually or constructively) any of our equity securities or only own (actually and constructively) an insubstantial percentage of our equity securities, then it is probable that the redemption of your shares would be considered “not essentially equivalent to a dividend” and, thus, would result in gain or loss to you.
However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and if you rely on any of these tests at the time of redemption, you should consult your tax advisor to determine their application to the particular situation.
Generally, if the redemption does not meet the tests described above, then the proceeds received by you from the redemption of your shares will be treated as a distribution taxable as a dividend to the extent of the allocable portion of current or accumulated earnings and profits. If the redemption is taxed as a dividend, your adjusted tax basis in the redeemed shares will be transferred to any other shareholdings in us that you own. If you own no other shareholdings in us, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.
Gain from the sale or exchange of our shares held for more than one year is taxed at a maximum long-term capital gain rate, which is currently 20% for noncorporate taxpayers. Pursuant to Internal Revenue Service guidance, we may classify portions of our capital gain dividends as gains eligible for the long-term capital gains rate or as gain taxable to individual stockholders at a maximum rate of 25%.

Taxation of Tax-Exempt Stockholders.   In general, a stockholder that is a tax-exempt entity not subject to tax on its investment income will not be subject to tax on our distributions. In Revenue Ruling 66-106, 1966-1 C.B. 151, the IRS ruled that amounts distributed as dividends by a REIT do not constitute unrelated business taxable income as defined in the Code when received by a qualified plan. Based on that ruling, regardless of whether we incur indebtedness in connection with the acquisition of properties, our distributions paid to a stockholder that is a tax-exempt entity will not be treated as unrelated business taxable income, provided that (i) the tax-exempt entity has not financed the acquisition of its stock with acquisition indebtedness within the meaning of the Code and the stock otherwise is not used in an unrelated trade or business of the tax-exempt entity and (ii) we are not a pension-held REIT. This ruling applies to a stockholder that is an organization that qualifies under Code Section 401(a), an IRA or any other tax-exempt organization that would compute unrelated business taxable income, if any, in accordance with Code Section 512(a)(1). However, if we are a pension-held REIT and a qualified plan owns more than 10% of the value of all of our stock, such stockholder will be required to recognize as unrelated business taxable income that percentage of the dividends that it receives from us as is equal to the percentage of our gross income that would be unrelated business taxable income to us if we were a tax-exempt entity required to recognize unrelated business taxable income. A REIT is a pension-held REIT if at least one qualified trust holds more than 25% of the value of all of our stock or one or more qualified trusts, each of whom own more than 10% of the value of all of our stock, hold more than 50% of the value of all of our stock.
For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Code Sections 501(c)(7), (c)(9) and (c)(17) respectively, income from an investment in us will constitute unrelated business taxable income unless the organization is able to deduct amounts set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by its investment in us. Such prospective stockholders should consult their own tax advisors concerning these set aside and reserve requirements.
Taxation of Foreign Stockholders.   The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders are complex. We have not attempted to provide more than a summary of these rules. Prospective non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in stock, including any reporting requirements.
Distributions that are not attributable to gain from our sales or exchanges of U.S. real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the stock is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions and may also be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation. Generally, we expect to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a non-U.S. stockholder unless (i) a lower treaty rate applies and the holder provides us with a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) or (ii) the non-U.S. stockholder provides us with a properly executed IRS Form W-8ECI (or successor form) claiming that the distribution is effectively connected income.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder’s stock, but rather will reduce the adjusted basis of such stock. To the extent that distributions in excess of current accumulated earnings and profits exceed the adjusted basis of a non-U.S. stockholder’s stock, such distributions will give rise to tax liability if the non-U.S. stockholder would otherwise be subject to tax on any gain from the sale or disposition of our stock, as described below. If it cannot be determined at the time a distribution is made whether or not distributions will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

We are required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits, subject to certain exceptions provided in the applicable Treasury Regulations. Thus, to the extent we do not withhold 30% on the entire amount of any distribution, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.
For any year in which we qualify as a REIT, distributions that are attributable to gain from our sales or exchanges of U.S. real property interests will be taxed to a non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 or FIRPTA. Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a non-U.S. stockholder as if such gain were effectively connected with a U.S. business. Non-U.S. stockholders would thus be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) for distributions that are designated as capital gain dividends and at the normal graduated rates for U.S. shareholders on distributions that are not so designated. Also, distributions subject to FIRPTA may be subject to a 30% U.S. federal branch profits tax if a foreign corporate stockholder is not entitled to a treaty exemption. We are required by applicable Treasury Regulations to withhold 21% for foreign individuals and 21% for foreign corporations of any distribution that we could designate as a capital gain dividend. This amount is creditable against the non-U.S. stockholder FIRPTA tax liability. If we designate prior distributions as capital gain dividends, then subsequent distributions up to the amount of such prior distributions will be treated as capital gain dividends for purposes of withholding.
Gain recognized by a non-U.S. stockholder upon a sale of our equity securities generally will not be taxed under FIRPTA if we are a “domestically controlled real estate investment trust,” defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock were held directly or indirectly by foreign persons. We believe that we are a “domestically controlled real estate investment trust;” therefore, the sale of equity securities will not be subject to taxation under FIRPTA. Additionally, the sale of our equity securities will not be taxed under FIRPTA if the class of stock is regularly traded on an established securities market and the selling non-U.S. stockholder has not held more than 10% of the class of stock at any time during the preceding five-year period. However, gain not subject to FIRPTA will be taxable to a non-U.S. stockholder if the investment in the stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain. Also, if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax (unless reduced or exempted by treaty) on the individual’s capital gains. A non-resident alien individual could, however, elect to treat such gain as effectively connected income and pay tax as a U.S. stockholder would. If the gain on the sale of stock were to be subject to taxation under FIRPTA, the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain.
If the proceeds of a disposition of our equity securities are paid by or through a U.S. office of a broker, the payment is subject to information reporting and to backup withholding unless the disposing non-U.S. stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a non-U.S. office of a non-U.S. broker. U.S. information reporting requirements (but not backup withholding) will apply, however, to a payment of disposition proceeds outside the United States if (i) the payment is made through an office outside the United States of a broker that is either (a) a U.S. person, (b) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (c) a controlled foreign corporation for U.S. federal income tax purposes, or (d) a foreign partnership more than 50% of the capital or profits of which is owned by one or more U.S. persons or which engages in a U.S. trade or business and (ii) the broker fails to initiate documentary evidence that the stockholder is a non-U.S. stockholder and that certain conditions are met or that the non-U.S. stockholder otherwise is entitled to an exemption.
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) on certain types of payments made to “non-U.S. financial institutions” and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our stock in each case paid to a “foreign financial institution” or to a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our stock.
Other Tax Consequences.   You should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any action may affect investments and commitments previously made. The rules dealing with federal income taxation are continually under review by persons involved in the legislative process and by the Internal Revenue Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of an investment in us.
SELLING SECURITY HOLDERS
Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC, which are incorporated into this prospectus by reference.
PLAN OF DISTRIBUTION
Initial Offering And Sale Of Securities
We may sell the securities being offered hereby, from time to time, by one or more of the following methods:
•
to or through underwriting syndicates represented by managing underwriters;

•
through one or more underwriters without a syndicate for them to offer and sell to the public;

•
through dealers or agents; and

•
to investors directly in negotiated sales or in competitively bid transactions.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:
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the name or names of any selling security holders, underwriters, dealers or agents;

•
the purchase price of the offered securities and the proceeds to us from such sale;

•
any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange on which such offered securities may be listed.

Any underwriter, agent or dealer involved in the offer and sale of any series of the securities will be named in the prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
•
at fixed prices, which may be changed;

•
at market prices prevailing at the time of the sale;

•
at varying prices determined at the time of sale; or

•
at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:
•
whether that offering is being made by us, or certain holders of our securities;

•
whether that offering is being made to underwriters or through agents or directly;

•
the rules and procedures for any auction or bidding process, if used;

•
the securities’ purchase price or initial public offering price; and

•
the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
Sales Through Underwriters
If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.
Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.
Sales Through Agents
Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.
Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us or any selling security holders and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them. If so indicated in the applicable prospectus supplement, we, or any selling security holders, may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.
Direct Sales
We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.
General Information
Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both (this compensation to a particular broker-dealer might be in excess of customary commissions).
Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Some of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Selling security holders that participate in the distribution of the offered securities, and any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because any selling security holders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, selling security holders may be subject to the prospectus delivery requirements of the Securities Act.
We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:
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the name of any participating broker, dealer, agent or underwriter;

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the number and type of securities involved;

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the price at which such securities were sold;

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any securities exchanges on which such securities may be listed;

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the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

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other facts material to the transaction.

Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.

Our common stock is listed on the New York Stock Exchange under the symbol “LTC.” Except as otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.
In order to facilitate the offering of certain securities under this prospectus, an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.
In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.
LEGAL MATTERS
Certain Maryland law matters in connection with this offering, including the validity of certain of the securities to be issued and offered hereby, will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. Certain tax matters will be passed upon for us by Reed Smith LLP, Pittsburgh, Pennsylvania. Certain legal matters will be passed upon for us by Reed Smith LLP, New York, New York. Reed Smith LLP will rely on the opinion of Ballard Spahr LLP as to matters of Maryland law. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.
EXPERTS
The consolidated financial statements and schedules of LTC Properties, Inc. appearing in LTC Properties, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of LTC Properties, Inc.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Pursuant to our charter, to the fullest extent permitted under the Maryland General Corporation Law (“MGCL”), no director or officer of the registrant shall have any liability to the registrant or its stockholders for monetary damages for any breach of any duty owed by such director or officer of the registrant or any of its stockholders. Our charter further provides that the registrant shall indemnify its currently acting and its former directors to the fullest extent permitted by the MGCL, and shall have the power to indemnify by express provision in its bylaws, by agreement, or by majority vote of either its stockholders or disinterested directors, its present and former officers. Our bylaws provide that unless our directors otherwise determine prospectively in the case of any one or more specified officers, all persons elected or appointed by the directors as an officer of the registrant shall be entitled to indemnification by the registrant on account of matters resulting in their capacity as an officer to the same extent provided with respect to directors by the charter. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to our directors, officers and persons controlling pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You can review our SEC filings by accessing the SEC’s website at http://www.sec.gov. You also inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
Our website is www.ltcreit.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered part of this prospectus and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference.
We incorporate by reference the documents listed below that we have filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 15, 2024;

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information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2024

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, filed with the SEC on April 29, 2024, July 29, 2024, and October 28, 2024, respectively;

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our Current Reports on Form 8-K filed with the SEC on January 5, 2024 and May 28, 2024; and

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The description of our common stock contained in our registration statement on Form 8-A, including any amendment or report for the purpose of updating such description.

In addition, all documents we file (other than documents or portions of documents that under applicable SEC rules are furnished instead of filed) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.
Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all documents incorporated by reference into this prospectus. You may direct such requests to:
LTC Properties, Inc.
3011 Townsgate Road, Suite 220
Westlake Village, CA 91361
Attn: Investor Relations
(805) 981-8655

Up to $500,000,000
LTC PROPERTIES, INC.
Common Stock

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